Exhibit 99.1

CVR PARTNERS REPORTS THIRD QUARTER 2012 RESULTS

Company Narrows Distribution Guidance for Calendar Year 2012

SUGAR LAND, Texas (Nov. 5, 2012) — CVR Partners, LP (NYSE: UAN), a manufacturer of ammonia and urea ammonium nitrate (UAN) solution fertilizer products, today announced third quarter 2012 net income of $31.6 million, or 43 cents per fully diluted common unit, on net sales of $75.0 million, compared to net income of $36.3 million, or 50 cents per fully diluted common unit, on net sales of $77.2 million for the 2011 third quarter.

Adjusted EBITDA, a non-GAAP measure, was $39.0 million for the third quarter of 2012 compared to $43.3 million in the third quarter of 2011.

For the nine month period, net income was $96.9 million on net sales of $234.7 million compared to $91.2 million of net income on net sales of $215.3 million for the comparable period a year earlier. Adjusted EBITDA for the nine month period in 2012 was $121.1 million compared to adjusted EBITDA of $114.0 million for the same period in 2011.

“We are pleased to report another solid quarter of financial results for the benefit of our unitholders,” said Byron Kelley, president and chief executive officer. “As expected, our overall plant production efficiency was lower in this year’s third quarter as compared to last year as we neared the end of a two-year cycle leading up to the plant turnaround completed during October. However, we were able to limit the impact by ensuring our facilities maintained high on-stream rates. This was accomplished through the hard work and dedication of what I view as the best plant operations team in the industry.”

Operations

CVR Partners produced 104,200 tons of ammonia during the third quarter of 2012, of which 29,400 net tons were available for sale while the rest was upgraded to 181,900 tons of more profitable UAN. In the 2011 third quarter, the plant produced 102,700 tons of ammonia with 25,900 net tons available for sale with the remainder upgraded to 185,800 tons of UAN.

Daily production rates were lower in the third quarter of 2012 as compared to the 2011 third quarter as the plant was nearing its scheduled turnaround. While daily production rates for both ammonia and UAN were impacted, total ammonia production volumes were higher in the 2012 third quarter as the company did not sell hydrogen to CVR Energy’s adjacent refinery pursuant to a feedstock and shared services agreement between the companies. In the third quarter of

2011, the company sold hydrogen to the refinery equivalent to the production of 6,369 tons of ammonia.

On-stream factors during the 2012 third quarter were 99.1 percent for the gasifiers, 98.4 percent for the ammonia synthesis loop, and 96.9 percent for the UAN conversion facility.

For the third quarter 2012, average realized plant gate prices for ammonia and UAN were $578 per ton and $290 per ton, respectively, as compared to $568 per ton and $294 per ton, respectively, for the same period in 2011.

Distributions and Outlook

On Oct. 26, 2012, CVR Partners announced a third quarter 2012 distribution of 49.6 cents per common unit that will be paid on Nov. 14, 2012, to unitholders of record on Nov. 7, 2012.

The company is narrowing its distribution guidance range for calendar year 2012 to $1.70 to $1.80 per common unit. Included in this guidance is the negative impact associated with the company’s turnaround in the 2012 fourth quarter.

“Supported by sound operating practices and a positive fertilizer environment, 2012 is on pace to be another successful year for the company,” Kelley said. “Given the expected low year-ending stocks-to-use ratio for corn and a related strong spring planting season, we believe these trends will continue in 2013.

“While we are still developing our budget for 2013, we currently estimate the combined impact of no turnaround and increased production from our UAN plant expansion scheduled to come on-line by January 1 could be 50 cents per common unit higher than our expected 2012 full year distribution, all else being equal,” Kelley said. “This supports our outlook for double-digit percentage growth in distributable cash flow in 2013, and we look forward to capitalizing on potential growth opportunities that can further benefit our unitholders for years to come.”

CVR Partners Third Quarter 2012 Earnings Conference Call Information

CVR Partners previously announced that it will host its third quarter 2012 Earnings Conference Call for analysts and investors on Tuesday, Nov. 6, at 11 a.m. Eastern time.

The call will be broadcast live over the Internet at http://www.videonewswire.com/event.asp?id=89678. For investors or analysts who want to participate during the call, the dial-in number is (877) 869-3847.

For those unable to listen live, the Webcast will be archived and available for 28 days at http://www.videonewswire.com/event.asp?id=89678. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 400977.

# # #

This news release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,”

“intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements (including statements about future distributions and potential future distributable cash flow) are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our Annual Report on Form 10-K for the year ended Dec. 31, 2011, and any subsequently filed quarterly reports on Form 10-Q.  These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included in this press release are made only as of the date hereof.  CVR Partners disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Partners, LP

Headquartered in Sugar Land, Texas, with manufacturing facilities located in Coffeyville, Kan., CVR Partners, LP is a Delaware limited partnership focused primarily on the manufacture of nitrogen fertilizers. The CVR Partners nitrogen fertilizer manufacturing facility is the only operation in North America that uses a petroleum coke gasification process to produce nitrogen fertilizer and includes a 1,225 ton-per-day ammonia unit, a 2,025 ton-per-day urea ammonium nitrate unit, and a dual-train gasifier complex having a capacity of 84 million standard cubic feet per day of hydrogen. Scheduled for completion at the start of 2013, a capital project is underway to expand the facility’s UAN production capacity to more than 3,000 tons per day.

For further information, please contact:

Investor Relations:

Wes Harris

281-207-3490

InvestorRelations@CVRPartners.com

Media Relations:

Angie Dasbach

913-982-0482

MediaRelations@CVRPartners.com

CVR Partners, LP

Financial and Operational Data (all information in this release is unaudited except as otherwise noted).

	Three Months Ended September 30,		Change from 2011
	2012	2011	Change	Percent
	(in millions, except per unit data)
Consolidated Statement of Operations Data
Net sales (1)	$75.0	$77.2	$(2.2)	(2.8)%
Cost of product sold — Affiliates	3.2	3.6	(0.4)	(11.1)
Cost of product sold — Third parties	8.1	7.3	0.8	11.0
Direct operating expenses — Affiliates	0.4	0.2	0.2	100.0
Direct operating expenses — Third parties	20.7	19.9	0.8	4.0
Insurance recovery — business interruption	—	(0.5)	0.5	(100.0)
Selling, general and administrative expenses — Affiliates	3.9	3.4	0.5	14.7
Selling, general and administrative expenses — Third parties	1.2	1.1	0.1	9.1
Depreciation and amortization	5.2	4.7	0.5	10.6
Operating income	32.3	37.5	(5.2)	(13.9)
Interest expense and other financing costs	(0.9)	(1.4)	0.5	(35.7)
Interest income	0.1	—	0.1	—
Other income (expense), net	0.1	0.2	(0.1)	(50.0)
Income before income tax expense	31.6	36.3	(4.7)	(12.9)
Income tax expense	—	—	—	—
Net income	$31.6	$36.3	$(4.7)	(12.9)%

Net income per common unit — basic	$0.43	$0.50
Net income per common unit — diluted	$0.43	$0.50

Adjusted EBITDA*	$39.0	$43.3	$(4.3)	(9.9)%
Available cash for distribution*	$36.2	$41.8

Weighted average, number of common units outstanding (in thousands):
Basic	73,045	73,003
Diluted	73,191	73,083

(1)         Below are the components of Net sales:

	Three Months Ended September 30,
	2012	2011
Reconciliation to net sales (dollars in millions):
Sales net plant gate	$68.2	$65.5
Freight in revenue	6.5	6.0
Hydrogen revenue	0.3	5.7
Total net sales	$75.0	$77.2

	Nine Months Ended September 30,		Change from 2011
	2012	2011	Change	Percent
	(in millions, except per unit data)
Consolidated Statement of Operations Data
Net sales (2)	$234.7	$215.3	$19.4	9.0%
Cost of product sold — Affiliates	8.7	8.0	0.7	8.8
Cost of product sold — Third parties	25.9	20.2	5.7	28.2
Direct operating expenses — Affiliates	1.2	1.0	0.2	20.0
Direct operating expenses — Third parties	65.2	64.4	0.8	1.2
Insurance recovery - business interruption	—	(3.4)	3.4	(100.0)
Selling, general and administrative expenses - Affiliates	12.9	13.1	(0.2)	(1.5)
Selling, general and administrative expenses - Third parties	5.2	4.5	0.7	15.6
Depreciation and amortization	15.8	13.9	1.9	13.7
Operating income	99.8	93.6	6.2	6.6
Interest expense and other financing costs	(3.1)	(2.6)	(0.5)	19.2
Interest income	0.2	0.1	0.1	100.0
Other income (expense), net	0.1	0.1	—	—
Income before income tax expense	97.0	91.2	5.8	6.4
Income tax expense	0.1	—	0.1	—
Net income	$96.9	$91.2	$5.7	6.3%

Net income subsequent to initial public offering (April 13 through September 30, 2011)		$67.1
Net income per common unit — basic (3)	$1.32	$0.92
Net income per common unit — diluted (3)	$1.32	$0.92

Adjusted EBITDA*	$121.1	$114.0	$7.1	6.2%
Available cash for distribution (3)*	$118.3	$71.5

Weighted average, number of common units outstanding (in thousands):
Basic (3)	73,037	73,002
Diluted (3)	73,193	73,065

(2)         Below are the components of Net sales:

	Nine Months Ended September 30,
	2012	2011
Reconciliation to net sales (dollars in millions):
Sales net plant gate	$211.1	$187.3
Freight in revenue	17.6	16.1
Hydrogen revenue	6.0	11.9
Total net sales	$234.7	$215.3

(3)        Reflective of net income since closing the Partnership’s initial public offering on April 13, 2011.

* See “Use of Non-GAAP Financial Measures” below.

	As of September 30, 2012	As of December 31, 2011
		(audited)
	(in millions)
Balance Sheet Data
Cash and cash equivalents	$180.3	$237.0
Working capital	160.9	229.4
Total assets	653.2	659.3
Total debt	125.0	125.0
Partners’ capital	465.9	489.5

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in millions)
Other Financial Data:
Cash flows provided by operating activities	$44.9	$57.7	$124.8	$107.9
Cash flows used in investing activities	(17.2)	(2.0)	(56.4)	(7.8)
Cash flows provided by (used in) financing activities	(43.8)	(30.0)	(125.1)	112.7
Net cash flow	$(16.1)	$25.7	$(56.7)	$212.8

Capital expenditures	$18.2	$4.5	$57.4	$10.5

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Key Operating Statistics:

Production (thousand tons):
Ammonia (gross produced) (1)	104.2	102.7	302.3	310.4
Ammonia (net available for sale) (1)	29.4	25.9	89.3	89.3
UAN	181.9	185.8	516.5	535.8

Petroleum coke consumed (thousand tons)	126.9	131.2	377.7	391.0
Petroleum coke (cost per ton)	$30	$43	$34	$30

Sales (thousand tons):
Ammonia	30.2	22.6	89.5	83.5
UAN	175.1	179.2	510.5	524.7

Product pricing plant gate (dollars per ton) (2):
Ammonia	$578	$568	$586	$569
UAN	$290	$294	$311	$266

On-stream factors (3):
Gasification	99.1%	99.2%	97.2%	99.5%
Ammonia	98.4%	98.6%	96.0%	98.0%
UAN	96.9%	97.0%	92.4%	95.9%

Market Indicators:
Ammonia — Southern Plains (dollars per ton)	$677	$619	$616	$609
UAN — Mid Cornbelt (dollars per ton)	$356	$401	$372	$373

(1)         Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into UAN. Net tons available for sale represent ammonia available for sale that was not upgraded into UAN.

(2)         Plant gate sales per ton represent net sales less freight and hydrogen revenue divided by product sales volume in tons in the reporting period, and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(3)         On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period and is included as a measure of operating efficiency.

Use of Non-GAAP Financial Measures

To supplement the actual results in accordance with GAAP for the applicable periods, the Partnership also uses non-GAAP measures as discussed above, which are adjusted for GAAP-based results. The use of non-GAAP adjustments are not in accordance with or an alternative for GAAP. The adjustments are provided to enhance an overall understanding of the Partnership’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

EBITDA is defined as net income before income tax expense, net interest (income) expense and depreciation and amortization expense, which are items management believes affect the comparability of operating results.

Adjusted EBITDA is defined as EBITDA adjusted for the impact of share-based compensation, and, where applicable, major scheduled turnaround expense and loss on disposition of assets. We present Adjusted EBITDA because it is a key measure used in material covenants in our credit facility. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income as a measure of our liquidity. Management believes that EBITDA and Adjusted EBITDA enable investors and analysts to better understand our liquidity and our compliance with the covenants contained in our credit facility.

A reconciliation of Net Income to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in millions)
Reconciliation of Net income to EBITDA and to Adjusted EBITDA:
Net income	$31.6	$36.3	$96.9	$91.2
Add:
Interest expense, net	0.8	1.4	2.9	2.5
Income tax expense	—	—	0.1	—
Depreciation and amortization	5.2	4.7	15.8	13.9
EBITDA	$37.6	$42.4	$115.7	$107.6
Major scheduled turnaround expense	0.2	—	0.2	—
Share-based compensation	1.2	0.9	5.2	6.4
Adjusted EBITDA	$39.0	$43.3	$121.1	$114.0

Available cash for distribution is not a recognized term under GAAP. Amounts derived in the calculation are derived from amounts separately presented in our consolidated financial statements; with the exception of maintenance capital expenditures and cash reserves for accrued expenses. The measure most directly comparable to available cash is operating cash flow for which we have reconciled to in this release. Available cash should not be considered in isolation or as an alternative to net income or operating income.  Available cash as reported by the Partnership may not be comparable to similarly titled measures of other entities.

The Partnership announced a cash distribution of 49.6 cents per common unit for the third quarter of 2012. The distribution was based on the Partnership’s available cash, which is generally equal to cash flow from operations for the quarter, less cash needed for maintenance capital expenditures, debt service and other contractual obligations, and reserves for future operating or capital needs that the board of directors of the general partner deems necessary or appropriate. The Partnership also retains cash on hand associated with prepaid sales at each quarter end for future distributions to common unitholders based upon the recognition into income of the prepaid sales. Actual distributions are set by the board of directors of our general partner. The board of directors of our general partner may modify our cash distribution policy at any time, and our partnership agreement does not require us to make distributions at all.

Three Months Ended September 30, 2012
(in millions, except per unit data)
Reconciliation of Cash flows from operations to Available cash for distribution
Cash flows from operations	$44.9

Adjustments:
Plus: Deferred revenue balance at June 30, 2012	4.4
Less: Deferred revenue balance at September 30, 2012	(10.4)
Less: Maintenance capital expenditures	(1.6)
Less: Cash reserves for accrued expenses	(2.1)
Plus: Insurance proceeds included in investing activities	1.0

Available cash for distribution	$36.2

Available cash for distribution, per unit	$0.496